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                               ESCROW AGREEMENT

                          GENESIS FINANCIAL GROUP, INC.


      This Agreement is entered into this _____ day of ____________, 2000, by and among Citizens First Savings Bank (the "Escrow Agent"), and Genesis Financial Group, Inc., a Michigan corporation ("Depositor-Sponsor").

                                   WITNESSETH:
                                   -----------

      WHEREAS, the Depositor-Sponsor proposes to arrange for the offer for sale to investors through one or more registered broker-dealers of up to 7,000 units of beneficial interest ("Units") issued by Gen-Net Lease Income Fund, Corporate and Government Series (the "Fund") at a price of $5,000 per Unit; and

      WHEREAS, the Depositor-Sponsor, through selected broker-dealers that are members of the National Association of Securities Dealers, Inc. (individually, a "Selected Dealer" and collectively, the "Selected Dealers"), intends to cause the sale of the Units in a public offering (the "Offering"); and

      WHEREAS, the Securities are being offered pursuant to the Prospectus of the Fund filed with the Securities and Exchange Commission on ________________, 2000 (the "Prospectus"); and

      WHEREAS, the Depositor-Sponsor desires to establish an escrow account into which funds received from subscribers of Units will be deposited pending completion of the escrow period and Escrow Agent agrees to serve as escrow agent in accordance with the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties hereby agree as follows:

      1. ESTABLISHMENT OF ESCROW ACCOUNT. After the date hereof, the parties shall establish one or more general deposit accounts which are interest-bearing, money market escrow accounts with or under the name of the Escrow Agent, which escrow account or accounts shall be entitled "Genesis Financial Group, Sponsor of Gen-Net Lease Income Fund, Corporate and Government Series Escrow Account" (the "Escrow Account"). Each Selected Dealer will instruct its subscribers to make their checks for subscriptions payable to the order of "Citizens First Savings Bank-Gen-Net Fund Escrow". The Selected Dealer will promptly send such checks along with the Written Account (as defined herein) to the Escrow Agent. Any checks received that are made payable to a party other than as specifically set forth above shall be returned by the Escrow Agent to the Selected Dealer


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who submitted the check. The Escrow Agent shall return to the Selected Dealer who submitted the check any checks that are not submitted along with the Written Account or other information of similar content satisfactory to the Escrow Agent. If any checks are received by the Escrow Agent from a party other than a Selected Dealer, the Escrow Agent shall return such check to the person submitting the same. The Depositor-Sponsor will assist the Selected Dealers in forwarding the checks to the Escrow Agent and will provide the names and addresses of Selected Dealers approved by the Depositor-Sponsor to submit checks directly to the Escrow Agent. Any person or entity not named on such current list shall not be considered a Selected Dealer.

      2.    ESCROW  PERIOD. The escrow period (the "Escrow Period")
            --------------
shall begin on the date the Escrow Account is opened and shall terminate upon the earlier to occur of the following dates:

            A.     Upon satisfaction of the conditions established under
                   Section 4 below permitting the release of the Escrow Amount (the "Minimum Conditions");

            B. The date that is one year from the date of the Prospectus or one year from the date of the Order of Effectiveness applicable to the Prospectus as issued by the Securities and Exchange Commission, whichever is first; or

            C. The effective date in the written notification which the Escrow Agent receives from Depositor-Sponsor of its determination to terminate the offering prior to the satisfaction of the Minimum Conditions.

During the Escrow Period, the Depositor-Sponsor is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall be withdrawn or subject to check or otherwise used by it or any other entity, except as herein provided, or be subject to the debts of the Depositor-Sponsor, the Fund or any other entity.

      3.    DEPOSITS INTO THE ESCROW ACCOUNT. Each approved Selected Dealer
            --------------------------------
shall promptly deliver all monies received from subscribers for the payment of the Securities to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale (the "Written Account"), which account shall set forth, among other things, the subscriber's name and address, social security number, the number of Units purchased, the amount paid therefor, whether the consideration received was in the form of a check, draft or money order and the Selected Dealer's name and address. All collected funds so deposited in the Escrow Account prior to satisfaction of the Minimum Conditions are herein referred to as the "Escrow Amount", except for interest earned thereon. Notwithstanding anything to the contrary contained herein, after (i) satisfaction of the Minimum Conditions and (ii) written notification from the Depositor-Sponsor, Selected Dealers shall continue to promptly transmit such checks, drafts and money orders, along with the appropriate subscription documents, to the Escrow Agent and Escrow Agent

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shall thereafter collect the funds and promptly thereafter remit such funds
(less commission payments deducted from non-U.S. sales of Units per written instructions from Depositor-Sponsor) to the Depositor-Sponsor.

      4.    DISBURSEMENTS FROM THE ESCROW ACCOUNT. In the event that the
            -------------------------------------
Escrow Period terminates without satisfaction of the Minimum Conditions, the Escrow Agent shall promptly refund directly to each subscriber, at the address indicated on the Written Account or such other address that Escrow Agent can determine, the amount received from the subscriber with interest actually earned thereon, without deduction, penalty or expense to the subscriber, and the Escrow Agent shall notify the Depositor-Sponsor and the Selected Dealer of its distribution of the funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Depositor-Sponsor or any of its creditors.

      Before the Escrow Agent shall be properly authorized and empowered pursuant to this Agreement to release the Escrow Amount the following conditions (referred to herein as "Minimum Conditions") must be satisfied as determined by the Escrow Agent:

      A.    The Escrow Amount contains a minimum of $1,400,000;

      B. The aforementioned minimum Escrow Amount was achieved prior to the earlier of the dates set forth in Section 2B above;

      C. The Depositor-Sponsor has certified in a written notification to the Escrow Agent that the Escrow Amount constitutes the proceeds from valid subscriptions of the Units pursuant to the terms of the Prospectus; and

      D. Counsel for the Depositor-Sponsor as named in the Prospectus issues to the Escrow Agent a confirmation letter stating that, to its knowledge, neither the Depositor-Sponsor nor the Depositor-Sponsor's offering of Units is subject to any outstanding cease and desist order or stop order issued by the Securities and Exchange
            Commission or any state securities regulatory agency.

      Subscriptions received after satisfaction of the Minimum Conditions shall be held by the Escrow Agent until such time, and from time to time, as the Depositor-Sponsor requests the release thereof. At such time as the Depositor-Sponsor requests the release of escrowed funds, the Depositor-Sponsor shall designate to the Escrow Agent, in writing, the names of the subscribers whose funds are being withdrawn and the entity or account to which such funds are to be paid. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash. If the Escrow Amount is released to the Depositor-Sponsor, each subscriber will receive his pro rata share of any interest actually earned on the Escrow Amount based on the date of deposit of such subscriber's subscription payment. With respect to subscribed Funds received held in Escrow

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Account and thereafter released once the Minimum has been received and the
Depositor-Sponsor gives notice to the Escrow Agent to release said funds, the Escrow Agent shall transmit directly to each subscriber his pro rata share of such interest, at the address indicated on the Written Account or such other address that Escrow Agent can determine. With respect to subscribed funds received by the Escrow Agent after the Minimum has been released to the Depositor-Sponsor, the Escrow Agent shall not be required to transmit any interest earned on said funds to the subscriber.

      5.    COLLECTION PROCEDURE. The Escrow Agent is hereby authorized to
            --------------------
forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

      Any check returned unpaid to the Escrow Agent shall be returned to the Selected Dealer that submitted the check, at the address indicated on the Written Account or such other address that Escrow Agent can determine. In such cases, the Escrow Agent will promptly notify the Depositor-Sponsor of such return.

      If the Depositor-Sponsor rejects any subscription for which the Escrow Agent has already collected funds and upon written notice of such rejection to Escrow Agent from the Depositor-Sponsor, the Escrow Agent shall promptly issue a refund check to the rejected subscriber in the amount of the subscriber's check plus any interest credited thereon. If the Depositor-Sponsor rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection and upon written notice of such rejection to Escrow Agent from the Depositor-Sponsor, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent is satisfied that such uncollected funds are collected. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection and upon written notice to Escrow Agent from the Depositor-Sponsor is rejecting such subscription, the Escrow Agent shall promptly return the subscriber's check directly to the subscriber.

      6.    COMPENSATION OF ESCROW AGENT. The Depositor-Sponsor shall pay the
            ----------------------------
Escrow Agent compensation for its escrow services as set forth in the attachment to this Escrow Agreement, said attachment being incorporated herein by reference. If it is necessary for the Escrow Agent to return funds to the subscribers or to a Selected Dealer or if Escrow Agent does any other act or provides any other service as requested by the Depositor-Sponsor, the Depositor-Sponsor shall pay to the Escrow Agent an additional amount sufficient to reimburse it for its actual cost in disbursing such funds or in doing such acts or providing such services. However, no such fee, reimbursement for costs and expenses, indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

      7.    MISCELLANEOUS. The Escrow Agent represents that it is not
            -------------
affiliated with the Depositor-Sponsor, or the Fund, except that it is named as the Trustee in the

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Amended and Restated Trust Agreement under which the Fund is funded when the proceeds are released from escrow pursuant to this Agreement. In receiving items for deposit or collection, the Escrow Agent acts only as the collecting agent for the Depositor-Sponsor, and assumes no responsibility beyond the exercise of ordinary care. All items received by the Escrow Agent for the purposes of deposit or collection and all credit for items are provisional and subject to final payment. No withdrawals shall be permitted from the Escrow Account except as provided herein or as required by law or court order. The Escrow Agent may not at any time set off any sums credited to the Escrow Account against any indebtedness owed to the Escrow Agent by any party. The Escrow Agent will not be liable for default or negligence of its duly selected correspondents, nor for losses in transit, and each correspondent so selected shall not be liable except for its own negligence. The Escrow Agent or its correspondents may send any item, directly or indirectly, to any bank including the payor, and accept its draft or credit as conditional payment in lieu of cash, it may charge back any item at any time before final payment, whether returned or not, or any item drawn on the Escrow Agent which is not good at the close of business on the date deposited.

      All notices, communications or transmissions required or permitted by this Agreement shall be mailed by United States mail, first class. All notices, communications or transmissions sent by Escrow Agent to a subscriber or Selected Dealer shall be sent to the address indicated on the Written Account or such other address that Escrow Agent can determine.

      As to all checks, drafts and other items for the payment of money, which now or hereafter constitute, or which are intended to constitute, any part of (or which are attempted to be deposited in) the Escrow Account, the Escrow Agent shall have the right (and is hereby authorized) to endorse the same in the name of any party hereto and deposit the same in the Escrow Account. In general, Escrow Agent shall have all of the rights afforded a collecting bank or presenting bank under the Uniform Commercial Code in effect in the State of Texas; provided, however, that Escrow Agent shall not have the right of set-off.

      All of the terms and conditions in connection with the Escrow
Agent's duties and responsibilities, and the rights of the undersigned or anyone else, with respect to the Escrow Account, are contained solely in this Agreement and in any signature card required by the Escrow Agent pertaining to the Escrow Account, and the Escrow Agent is not expected or required to be familiar with he provisions of any other writing, understanding or agreement, and shall not be charged with any responsibility or liability in connection with the observance or non-observance of the provisions of any such other writing, understanding or agreement, and no implied covenant or obligation on the part of the Escrow Agent shall be read into this Agreement; and the Escrow Agent shall not be responsible in any manner for any depreciation in the value of the Escrow Account or any of the items attempted to be deposited therein or the proceeds thereof, nor shall the Escrow Agent have any duty or responsibility whatsoever to take any necessary steps to preserve any rights or enforce collection of any of the items attempted to be deposited in the Escrow Account or the proceeds thereof by legal proceedings or otherwise.

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      The Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon any by any with the advice of counsel which may be selected by it, and shall be fully protected in so acting or in refraining from acting upon the advice of such counsel.

      The Escrow Agent may rely and shall be protected in acting upon any writing which may be submitted to it in connection with its duties hereunder and which is believed by it to be genuine and to have been signed or presented by the proper party or parties and shall have no liability or responsibility with respect to the form, content, execution or validity thereof.

      The Escrow Agent shall have no responsibility or liability for any act or omission on its part, notwithstanding any demand or notice to the contrary by any party hereto or any other person or entity, all subject to the sole limitation that the Escrow Agent act in good faith, and upon the exercise of its best judgment. Except as herein expressly provided, none of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability or expense in the performance of any of its duties hereunder.

      The Escrow Agent is hereby authorized to comply with and obey all orders, judgments, decrees or writs entered or issued by any court, and in the event the Escrow Agent obeys or complies with any such order, judgment, decree or writ of any court, in whole or in part, it shall not be liable to any of the parties hereto, nor to any other person or entity, by reason of such compliance, notwithstanding that it shall be determined that any such order, judgment, decree or writ be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled, satisfied or vacated.

      The Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder to take any other action with reference to the Escrow Account not specifically agreed to therein, and the Escrow Agent shall not be responsible for any act or failure to act on its part except in the case of its own bad faith or gross negligence.

      The undersigned, jointly and severally, promise and agree to indemnify and save the Escrow Agent harmless from any and all claims, liabilities, judgments, attorneys' fees and other expenses of every kind and nature which may be incurred by the Escrow Agent in any manner pertaining to, connected with or emanating from the Escrow Agent's acceptance of, and its performance under, this Agreement.

      Should any controversy arise between the undersigned or between any of the undersigned and any other person or entity with respect to this Agreement, or with respect to the ownership of or the right to receive any sums from the Escrow Account, Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. Should a bill of interpleader

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be instituted, or should Escrow Agent become involved in litigation in any manner whatsoever connected with or pertaining to this Agreement or the Escrow Account, the undersigned hereby binds and obligates itself, its heirs and legal representatives, to pay Escrow Agent, on demand, in addition to any charge made hereunder for acting as escrow agent, reasonable attorneys' fees incurred by Escrow Agent, and any other disbursements, expenses, losses, costs, and damages in connection with or resulting from such litigation.

      Escrow Agent may resign as escrow agent by giving all of the parties hereto not less than 15 days' prior written notice of the effective date of such resignation. If on or prior to the effective date of such resignation, Escrow Agent has not received joint written instructions from the parties hereto, it will thereupon deposit the Escrow Amount into the registry of a court of competent jurisdiction. The parties hereto intend that a substitute escrow agent will be appointed to fulfill the duties of the Escrow Agent hereunder for the remaining term of this agreement in the event of the Escrow Agent's resignation, and if the parties hereto cannot agree on a substitute escrow agent, they will use their best efforts to derive a procedure to appoint a substitute escrow agent.

      The Escrow Agent is acting solely as an escrow agent hereunder and not as a trustee, and the Escrow Agent has no fiduciary duties, obligations or liabilities under this Agreement.

      All of the terms, conditions and agreements contained herein shall be binding on each of the undersigned, jointly and severally, and each of the undersigned's heirs, successors, legal representatives and assigns.

      The name of Escrow Agent shall not be used in any way which may infer an association with the Depositor-Sponsor, other than that of escrow agent.

      This Agreement is entered into for the express benefit of the Depositor-Sponsor and the subscribers for Securities.

      The laws of the State of Texas shall govern the interpretation of this Agreement.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          GENESIS FINANCIAL GROUP, INC.



                                       By:______________________________________
                                          D. James Barton



Agreed to and accepted this
______ day of _________________, 2000.

CITIZENS FIRST SAVINGS BANK

By:___________________________________
Printed Name:_________________________
Title:________________________________


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